Presidential Life Announces Preliminary Annual Meeting Voting Results

Nyack, N.Y. (August 18, 2010) — Presidential Life Corporation (Nasdaq: PLFE), a leading life insurance company, today announced that, on the basis of preliminary information provided to it by its proxy solicitor, the holders of a majority of all outstanding shares of common stock voted in favor of all eight director-nominees of the Presidential Life Board of Directors at the Company’s Annual Meeting of Stockholders held today. Herbert Kurz, who had filed definitive proxy materials to replace all eight directors, attended the meeting but did not put forth his nominees.

“We would like to thank the stockholders for their support and look forward to continue serving them,” said William M. Trust, Jr., the Chairman of the Board of Presidential Life. “We remain focused on executing against our strategic plan and creating value for all of the Company’s stockholders.”

The independent inspector of elections, IVS Associates, Inc., will review the proxies submitted to it and issue its preliminary tabulation of voting results, which the Company will report on a Form 8-K within four business days, with the final results expected to be available shortly thereafter.

About Presidential Life
Presidential Life Corporation, through its wholly owned subsidiary Presidential Life Insurance Company, is a leading provider of fixed deferred and immediate annuities and life insurance products to financial service professionals and their clients.  Headquartered in Nyack, New York, the Corporation was founded in 1969 and, through the Insurance Company, markets its product in 50 states and the District of Columbia.  For more information, visit our website www.presidentiallife.com.

Safe Harbor Language
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, statements about our future plans and business strategy and expected or anticipated future events and performance.  These forward-looking statements involve risks and uncertainties that are discussed in our filings with the Securities and Exchange Commission, including economic, competitive, legal and other factors.  Accordingly, there is no assurance that our plans, strategy and expectations will be realized.  Actual future events and results may differ materially from those expressed or implied in forward-looking statements.

Contacts
Greg Faje
Brunswick Group
212-333-3810